UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)	AA-EC-09-60
Pacific Coast National Bank	)
San Clemente, California	)

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER

    The Comptroller of the Currency of the United States of America (“Comptroller” or “OCC”) intends to initiate cease and desist proceedings against Pacific Coast National Bank, San Clemente, California (“Bank”), pursuant to 12 U.S.C. § 1818(b), through the issuance of a Notice of Charges, for unsafe and unsound banking practices relating to supervision of the Bank.
    The Bank, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated August 18, 2009 (“Order”).
    In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:
ARTICLE I
JURISDICTION
    (1)    The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.
    (2)    The Comptroller is “the appropriate Federal banking agency” regarding the Bank, pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
    (3)    The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).
    (4)    As a result of this Order:

(a)
the Bank is not an “eligible bank” pursuant to 12 C.F.R. § 5.3(g)(4) for the purposes of 12 C.F.R. Part 5 regarding rules, policies and procedures for corporate activities, unless otherwise informed in writing by the OCC;

(b)
the Bank is subject to the limitation of 12 C.F.R. § 5.51(c)(6)(ii) for the purposes of 12 C.F.R. § 5.51 requiring OCC approval of a change in directors and senior executive officers, unless otherwise informed in writing by the OCC; and

(c)
the Bank is subject to the limitation on golden parachute and indemnification payments provided by 12 C.F.R. § 359.1 (f)(1)(ii)(C) and 12 C.F.R. § 5.51(c)(6)(ii), unless otherwise informed in writing by the OCC.

ARTICLE II
AGREEMENT
    (1)    The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.
    (2)    The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution,” as defined in 12 U.S.C. § 1818(h) (2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
    (3)    The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury

Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.
ARTICLE III
WAIVERS
    (1)    The Bank, by signing this Stipulation and Consent, hereby waives:
(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);
(b)	any and all procedural rights available in connection with the issuance of the Order;
(c)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i) or 12 C.F.R. Part 19;
(d)	all rights to seek any type of administrative or judicial review of the Order; and
(e)	any and all rights to challenge or contest the validity of the Order.

ARTICLE IV
OTHER ACTION
    (1)    The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, the Comptroller deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.
    IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Ronald G. Schneck	August 18, 2009
Ronald G. Schneck Director, Special Supervision Division	Date

    IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Michael Cummings	August 18, 2009
Michael Cummings	Date

/s/ Fred De Boom	August 18, 2009
Fred De Boom	Date

/s/ Colin Forkner	August 18, 2009
Colin Forkner	Date

/s/ Michael Hahn	August 18, 2009
Michael Hahn	Date

/s/ David Johnson	August 18, 2009
David Johnson	Date

/s/ Dennis Lindeman	August 18, 2009
Dennis Lindeman	Date

/s/ Denis Morgan	August 18, 2009
Denis Morgan	Date

/s/ Jim Morrison	August 18, 2009
Jim Morrison	Date

/s/ Ted Owen	August 18, 2009
Ted Owen	Date

/s/ John Vuona	August 18, 2009
John Vuona	Date